UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)      November 16, 2005
Volkswagen Public Auto Loan Securitization, LLC
Volkswagen Auto Loan Enhanced Trust 2005-1
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-103709 333-103709-03	83-0349353 20-6706266

(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

3800 Hamlin Road Auburn Hills, Michigan	48326

(Address of Principal Executive Offices)	(Zip Code)
(248) 754-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.
     The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the of Class A-1 4.36640% Auto Loan Asset Backed Notes, Class A-2 4.73% Auto Loan Asset Backed Notes, Class A-3 4.80% Auto Loan Asset Backed Notes and Class A-4 4.86% Auto Loan Asset Backed Notes (the “Notes”) by Volkswagen Auto Loan Enhanced Trust 2005-1 described in the Final Prospectus Supplement dated November 8, 2005.
Item 9.01.      Financial Statements and Exhibits.
     (a)      Not applicable.
     (b)      Not applicable.
     (c)      Not applicable.
     (d)      Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of November 8, 2005, among Volkswagen Public Auto Loan Securitization, LLC (“VPALS”), VW Credit, Inc. (“VCI”) and ABN AMRO Incorporated, as Representative of the Several Underwriters.

4.1	Indenture dated, November 16, 2005, between Volkswagen Auto Loan Enhanced Trust 2005-1 (the “Issuer”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, dated as of November 16, 2005, between VCI and VPALS.

10.2	Sale and Servicing Agreement, dated as of November 16, 2005, among the Issuer, VPALS, VCI and the Indenture Trustee.

10.3	Administration Agreement, dated as of November 16, 2005, among the Issuer, VCI, as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, dated November 16, 2005, between VPALS and Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as owner trustee for the Issuer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Volkswagen Public Auto Loan Securitization, LLC, and the Co-Registrant, Volkswagen Auto Loan Enhanced Trust 2005-1 by its Administrator, VW Credit, Inc., have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 16, 2005	VOLKSWAGEN PUBLIC AUTO LOAN SECURITIZATION, LLC
	By:	/s/ Dennis M. Tack
		Name:	Dennis M. Tack
		Title:	Assistant Treasurer

	By:	/s/ Timothy J. Flaherty
		Name:	Timothy J. Flaherty
		Title:	Assistant Treasurer

November 16, 2005	VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2005-1 By: VW Credit, Inc., as Administrator of the Volkswagen Auto Loan Trust 2005-1
	By:	/s/ Bruce Harris
		Name:	Bruce Harris
		Title:	Chief Financial Officer

	By:	/s/ Timothy J. Flaherty
		Name:	Timothy J. Flaherty
		Title:	Assistant Treasurer